UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 30, 2008

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2008, we entered into a one year consulting agreement (the “MLF Consulting Agreement”) with MLF Group LLC (“MLF”), pursuant to which we engaged MLF as a financial consultant (i) to assist us in preparing an analysis of our business and industry for investors, underwriters and business partners, (ii) to revise and/or draft any documents that may be necessary in our efforts to secure new equity investors and to seek potential merger candidates and (iii) to help us seek additional business relationships. As consideration for these services, we agreed to pay MLF $500,000.00 and to issue MLF 1,000,000 shares of common stock.

The foregoing summary is not a complete description of the terms of the MLF Consulting Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

Due to our failure to make certain payments to Core Tech Solutions, Inc. (“Core Tech”) totaling $800,000, on February 1, 2008, Core Tech elected to terminate that certain Partnership Agreement, entered into on November 7, 2006 between us and Core Tech, as amended on December 27, 2007 (the “Core Tech Agreement”). Pursuant to the Core Tech Agreement, we were developing a generic transdermal patch product with Core Tech under which Core Tech was to develop, test and manufacture certain transdermal patch products with respect to which we were to be the exclusive worldwide distributor under our own label. In addition, under the Core Tech Agreement, we had a right of first refusal with respect to any other generic patch products developed by Core Tech during the term of the agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 30, 2008, we issued MLF 1,000,000 shares of common stock as compensation for certain consulting services. These shares of common stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 7, 2008, our board of directors voted to amend our bylaws in order to delete the provision that fixed the size of our board of directors at five (5) directors.

Item 9.01	Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 1 to Amended and Restated Bylaws

10.1	Agreement to Engage MLF Group LLC as Principal Consultant, dated January 30, 2008, between RxElite, Inc. and MLF Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: March 13, 2008	By:	/s/ Shannon M. Stith
Name: Shannon M. Stith
Title: Vice President - Finance